U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
June 23, 2004

SITEWORKS, INC.

Florida	58 -259 0047
(STATE OR OTHER JURISDICTION OF	(I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)	IDENTIFICATION NO.)

2534 N Miami Ave, Miami Florida	33127
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(305) 573 9339
ISSUER’S TELEPHONE NUMBER, INCLUDING AREA CODE

  ITEM 4. Changes in Registrant’s Certifying Accountant

  Miami, FL-Site Works Inc (NQB: SRKS) has announced the company’s recently filed annual report was missing the accountants consent letter and should not have been filed.

  SiteWorks will now retain a new auditor to redo the 2003 statements. It is expected there will be no significant changes. However, the filed existing annual report will be amended to reflect its unaudited status and will be refilled as soon as the new audit is completed.

  Statements contained in this press release that are not based upon current or historical fact are forward-looking in nature. Such forward-looking statements reflect the current views of management with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated or expected, or described pursuant to similar expressions.

Date: June 21 2004	/s/	C. Michael Nurse
Chief Executive Officer
Chief Financial Officer